Exhibit 99.1
NEWS RELEASE
May 6, 2026

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL SECOND QUARTER RESULTS

Operating and Financial Highlights for the Quarter Ended March 31, 2026

•H&P announced consolidated revenue of $932 million, reflecting solid performance despite a dynamic macro environment.

•Consolidated net loss of $(59) million, or $(0.59) per share, which includes the impact of a non-cash impairment charge of $26 million. Adjusted for this and other non-recurring one-time items, adjusted earnings(1) were $(38) million, or $(0.38) per share.

•Consolidated adjusted EBITDA(2) totaled $178 million.

•Expanding deployment of FlexRobotics™ Technology to support growing customer demand.

•North America Solutions (NAS) reported operating income of $111 million and maintained industry‑leading performance with direct margin(3) of $215 million, or $17,628 on a per day basis. The activity outlook continues to strengthen, with clear signs of ongoing improvement.

•International Solutions reported an operating loss of approximately $(100) million and delivered approximately $11.5 million in direct margin(3), maintaining operational continuity despite the conflict in the Middle East.

•Offshore reported operating income of approximately $14 million and generated direct margin(3) of $27 million, exceeding guidance midpoint expectations.

•In early April the Company completed the sale of Utica Square, with after-tax proceeds exceeding the $100 million divestiture target.

•Retired the term loan facility ahead of schedule, reducing post-acquisition debt by $400 million and making significant progress toward deleveraging goals.

•Approximately $25 million was returned to shareholders through the Company’s ongoing dividend program.

Helmerich & Payne | 222 N. Detroit Ave. | Suite 1100
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

News Release
May 6, 2026

Management Commentary

“H&P delivered solid operational performance during the second quarter, reflecting the resilience of our core business and the disciplined execution of our teams,” said President and CEO Trey Adams.

“Regarding the conflict in the Middle East, our primary focus has been on the safety and security of our people in the region. I am pleased to report that our teams have remained focused and safe. We continue to closely monitor developments in the region and despite a fluid environment, our team has done an exceptional job in maintaining continuity of operations, including the planned reactivation of rigs in the region, supported by strong local leadership and the dedication of our people in the region.”

“Turning our attention to the current macro environment, the Middle East conflict has exposed the fragility of the energy complex, and we believe has fundamentally changed the outlook for oil and gas within a matter of months.”

“As a result, customer sentiment in our North America Solutions segment continues to show signs of improvement and we remain optimistic that current crude prices will translate into higher activity. Additionally, we are very encouraged to be advancing the rollout of our FlexRobotics™ Technology to four additional rigs.” Adams said.

“The uptick in Middle East activity that was underway prior to the conflict is now less well defined. Despite that uncertainty, we continue to have constructive dialogue with our partners in the region and remain optimistic that more rigs could go back to work this year.”

“Our Offshore Solutions segment continues to demonstrate its strategic value, supported by long‑term contracts that provide earnings stability through market cycles. We are seeing strong momentum in multi‑year extensions, highlighted by a recent five‑year renewal with bp in the Caspian Sea,” he said.

Senior Vice President and CFO Kevin Vann added, “We were also pleased to announce the closing of the sale of Utica Square, with after‑tax proceeds exceeding our previously communicated $100 million divestiture target. This enabled the retirement of the remaining term‑loan balance, ahead of schedule. This transaction accelerates deleveraging plans and sharpens our focus on core drilling solutions. Our next priority is addressing the $350 million bond maturing in calendar 2027, supported by strong free cash flow generation and the improving North American market environment.”

Adams concluded, “As Kevin Vann prepares to depart the organization, I want to express that it has been an honor to work with him. The stability provided during the KCA Deutag transaction, as well as his substantial contributions to our financial function and balance sheet, have been invaluable. Everyone at H&P sincerely appreciates your service and extends their best wishes for your retirement.

“I am excited to work with Todd Scruggs on navigating the company through this next chapter, energized by the opportunities ahead and the strength of the team advancing our strategy. With a customer‑centric focus, technology leadership and accelerating Western and Eastern Hemisphere growth, we are well positioned to deliver durable, long‑term value for all stakeholders.”

News Release
May 6, 2026

Operating Segment Results for the Second Quarter of Fiscal Year 2026

North America Solutions: Realized operating income of $111 million, compared with $36 million in the previous quarter, which included a $98 million one-time impairment. Direct margin(3) was $215 million, versus $239 million previously, and on a per-day basis averaged approximately $17,628 with 136 rigs active for the second fiscal quarter. These results demonstrate the durability of our fleet and our continued ability to generate leading margins through the cycle.

We continued to see meaningful commercial momentum across the U.S. land market, with several new contracts and extensions across multiple basins. Combined with the expanded deployment of FlexRoboticsTM, these developments underscore the strength of our offering and the opportunities ahead.

International Solutions: Recorded an operating loss of approximately $(100) million, compared with a loss of approximately $(55) million in the prior quarter. Excluding the $26 million one-time impairment, the operating loss was $74 million. Direct margin(3) totaled approximately $11.5 million, down from roughly $29 million last quarter. This was primarily led by the impacts of the conflict in the Middle East. Specifically during the quarter, we were able to utilize our in-house engineering and aftermarket capabilities to reactivate the rigs in Saudi Arabia, leveraging in-country equipment and circumventing supply chain constraints. This move enhances returns and importantly avoided delays for our customers. However, it did lead to more costs being classified as OPEX, which had an impact on our direct margins(3).

Across our international portfolio, commercial activity was strong. In Argentina, we secured a mix of new contracts and extensions, while in Oman, a series of contract extensions reinforces our position in the region. Collectively, these wins demonstrate the depth of our global relationships and the durability of our commercial pipeline.

Offshore Solutions: Reported operating income of approximately $14 million, compared with $16 million in the previous quarter, which included a $2 million one-time impairment. Direct margin(3) exceeded the midpoint of guidance at approximately $27 million versus $31 million last quarter, demonstrating the segment’s ability to generate stable cash flow.

During the quarter, H&P was awarded a long-term offshore operations and maintenance contract renewal by bp in the Caspian Sea, offshore Azerbaijan. The contract renewal has a firm duration of five years, with three one-year extension options. If all option periods are exercised, the contract revenue could exceed $1 billion.

Select Items (4) Included in Net Loss per Diluted Share

Second quarter of fiscal year 2026 net loss of $(0.59) per diluted share included a net impact of $(0.21) per share in after-tax gains and losses comprised of the following:

•$0.11 of non-cash after-tax gain related to investment securities
•$(0.01) of after-tax loss related to International asset abandonment
•$(0.02) of after-tax loss related to acquisition transaction and integration costs
•$(0.03) of after-tax loss related to restructuring charges
•$(0.03) of non-cash after-tax loss related to the change in actuarial assumptions on estimated liabilities
•$(0.23) of non-cash after-tax loss related to impairment

First quarter of fiscal year 2026 net loss of $(0.98) per diluted share included a net impact of $(0.83) per share in after-tax losses comprised of the following:

•$0.01 of non-cash after-tax gain related to the change in actuarial assumptions on estimated liabilities
•$0.01 of non-cash after-tax gain related to investment securities
•$(0.02) of after-tax loss related to restructuring charges
•$(0.03) of after-tax loss related to transaction and integration costs
•$(0.80) of non-cash after-tax loss related to impairment

News Release
May 6, 2026

Operational Outlook for the Third Quarter of Fiscal Year 2026

The guidance below represents our expectations as of the date of this release.

Guidance	3Q’26	FY’26
North America Solutions
Direct Margin ($M)[3]	$230 - $240
Average Rigs	137 - 143	138 - 144

International Solutions
Direct Margin ($M)[3]	$12 - $32
Average Rigs[5]	58 – 68	58 – 68

Offshore Solutions
Direct Margin ($M)[3]	$24 - $28	$100 - $115
Average Rigs / Mgmt. Cont.	30 - 35	30 - 35

Other
Direct Margin ($M)[3]	$0 - $3

Guidance	FY'26
Gross Capital Expenditures ($M)	$270 - $310
Depreciation	~$700
Research and Development	~$28
Selling, General & Administrative	$265 - $285
Cash Taxes	$125 - $150
Interest Expense	~$100

News Release
May 6, 2026

Conference Call

A conference call will be held at 11 a.m. (ET), Thursday, May 7, 2026, , with Trey Adams, President and CEO, Kevin Vann, Senior Vice President and CFO, and other management team members to discuss the Company’s second quarter fiscal year 2026 results. Dial-in information for the conference call is (800)-715-9871 for domestic callers or (646)-307-1963 for international callers. The call access code is 86079. Participants can listen to the live webcast of the conference call and access the accompanying earnings presentation by visiting our website at www.hpinc.com. Navigate to the “Investors” section, click on “News and Events – Events & Presentations,” and select the event to access the webcast and materials.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. As of May 6, 2026, H&P's fleet includes 202 land rigs in the United States, 130 international land rigs and 4 offshore platform rigs, plus operating 30 offshore labor contracts. For more information, see H&P online at www.hpinc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, outlook for fiscal 2026, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, debt reduction plans, capex spending and budgets, outlook for domestic and international markets, future commodity prices, and future customer activity and relationships are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.hpinc.com. Information on our website is not part of this release.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig and FlexRobotics, which may be registered or trademarked in the United States and other jurisdictions.

(1) Adjusted net income, which is considered a non-GAAP metric, is defined as net income (loss), excluding the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted net income is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define adjusted net income the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income (loss) to adjusted net income.

(2) Adjusted EBITDA is considered to be a non-GAAP metric. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted EBITDA is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income to Adjusted EBITDA.

(3) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See Non-GAAP Measurements for a reconciliation of segment operating income (loss) to direct margin. Expected direct margin for the first quarter of fiscal 2026 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future items and adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

(4) Select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside the Company's core business operations. See Non-GAAP Measurements.

(5) Does not include 21 rigs that have either suspended operations or have been notified to suspend operations in Saudi Arabia

Contact: Kris Nicol
Vice President of Investor Relations
investor.relations@hpinc.com

News Release
May 6, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Six Months Ended
(in thousands, except per share amounts)	March 31,	December 31,	March 31,	March 31,	March 31,
	2026	2025	2025	2026	2025
OPERATING REVENUES
Drilling services	$906,426	$981,125	$1,012,394	$1,887,551	$1,687,007
Other	25,936	35,901	3,645	61,837	6,334
	932,362	1,017,026	1,016,039	1,949,388	1,693,341
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	661,180	682,780	701,657	1,343,960	1,112,573
Other operating expenses	24,799	31,260	3,485	56,059	4,641
Depreciation and amortization	180,734	181,919	157,657	362,653	256,737
Research and development	7,016	6,646	9,421	13,662	18,781
Selling, general and administrative	71,080	70,444	80,802	141,524	143,901
Acquisition transaction and integration costs	2,738	3,405	29,867	6,143	40,402
Asset impairment charges	26,101	103,086	1,844	129,187	1,844
Restructuring charges	2,882	1,591	—	4,473	—
Gain on reimbursement of drilling equipment	(5,943)	(6,120)	(9,973)	(12,063)	(19,376)
Other (gain) loss on sale of assets	(1,305)	1,926	(884)	621	789
	969,282	1,076,937	973,876	2,046,219	1,560,292
OPERATING INCOME (LOSS)	(36,920)	(59,911)	42,163	(96,831)	133,049
Other income (expense)
Interest and dividend income	2,155	2,758	7,257	4,913	28,998
Interest expense	(25,814)	(25,607)	(28,338)	(51,421)	(50,636)
Gain on investment securities	14,391	929	27,788	15,320	14,421
Foreign currency exchange gain (loss)	2,952	27	(6,018)	2,979	(6,921)
Other	(3,327)	(1,926)	1,596	(5,253)	1,956
	(9,643)	(23,819)	2,285	(33,462)	(12,182)
Income (loss) before income taxes	(46,563)	(83,730)	44,448	(130,293)	120,867
Income tax expense	9,298	11,201	41,462	20,499	63,109
NET INCOME (LOSS)	(55,861)	(94,931)	2,986	(150,792)	57,758
Net income attributable to non-controlling interest	2,748	1,775	1,332	4,523	1,332
NET INCOME (LOSS) ATTRIBUTABLE TO HELMERICH & PAYNE, INC.	$(58,609)	$(96,706)	$1,654	$(155,315)	$56,426

Earnings (loss) per share attributable to Helmerich & Payne, Inc:
Basic	$(0.59)	$(0.98)	$0.01	$(1.57)	$0.56
Diluted	$(0.59)	$(0.98)	$0.01	$(1.57)	$0.56

Weighted average shares outstanding:
Basic	99,878	99,544	99,360	99,709	99,111
Diluted	99,878	99,544	99,381	99,709	99,128

News Release
May 6, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
(in thousands except share data and share amounts)	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$177,196	$196,848
Restricted cash	25,521	27,412
Short-term investments	21,951	21,496
Accounts receivable, net of allowance of $19,823 and $19,647, respectively	810,613	782,644
Inventories of materials and supplies, net	330,542	324,326
Prepaid expenses and other, net	82,357	97,518
Assets held-for-sale	24,506	15,231
Total current assets	1,472,686	1,465,475

Investments, net	85,611	68,198
Property, plant and equipment, net	3,977,180	4,313,074
Other Noncurrent Assets:
Goodwill	183,795	182,854
Intangible assets, net	444,059	485,540
Operating lease right-of-use assets	111,801	123,598
Other assets, net	61,135	66,999
Total other noncurrent assets	800,790	858,991

Total assets	$6,336,267	$6,705,738

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$177,213	$217,923
Dividends payable	25,421	25,199
Accrued liabilities	514,422	564,855
Current portion of long-term debt, net	146,257	6,859
Total current liabilities	863,313	814,836

Noncurrent Liabilities:
Long-term debt, net	1,856,176	2,057,084
Deferred income taxes	617,911	624,000
Retirement benefit obligation	99,790	109,864
Other	269,220	270,616
Total noncurrent liabilities	2,843,097	3,061,564

Shareholders' Equity:
Common stock, 0.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of March 31, 2026 and September 30, 2025, and 99,917,504 and 99,446,577 shares outstanding as of March 31, 2026 and September 30, 2025, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	506,523	513,050
Retained earnings	2,412,788	2,619,090
Accumulated other comprehensive income	43,496	44,964
Treasury stock, at cost, 12,305,361 shares and 12,776,288 shares as of March 31, 2026 and September 30, 2025, respectively	(445,250)	(463,536)
Non-controlling interest	101,078	104,548
Total shareholders’ equity	2,629,857	2,829,338

Total liabilities and shareholders' equity	$6,336,267	$6,705,738

News Release
May 6, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended March 31,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(150,792)	$57,758
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	362,653	256,737
Asset impairment charge	129,187	1,844
Amortization of debt discount and debt issuance costs	2,527	3,462
Stock-based compensation	19,674	14,949
Gain on investment securities	(15,320)	(14,421)
Gain on reimbursement of drilling equipment	(12,063)	(19,376)
Other loss on sale of assets	621	789
Deferred income tax	(5,989)	(34,313)
Other	(3,729)	1,951
Changes in assets and liabilities	(107,761)	(54,976)
Net cash provided by operating activities	219,008	214,404

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(130,425)	(265,234)
Purchase of short-term investments	(35,168)	(102,510)
Purchase of long-term investments	(1,038)	(1,461)
Payment for acquisition of business, net of cash acquired	—	(1,838,852)
Proceeds from sale of short-term investments	33,192	364,078
Insurance proceeds from involuntary conversion	—	2,366
Proceeds from asset sales	21,803	26,090
Other	(686)	—
Net cash used in investing activities	(112,322)	(1,815,523)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(50,659)	(50,328)
Distributions to non-controlling interests	(7,842)	—
Proceeds from debt issuance	—	400,000
Debt issuance costs	—	(2,629)
Payments for employee taxes on net settlement of equity awards	(6,151)	(10,607)
Payments on unsecured long-term debt	(60,000)	(25,000)
Other	(3,430)	(329)
Net cash provided by (used in) financing activities	(128,082)	311,107
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(471)	6,406
Net decrease in cash, cash equivalents and restricted cash	(21,867)	(1,283,606)
Cash, cash equivalents and restricted cash, beginning of period	225,900	1,528,660
Cash, cash equivalents and restricted cash, end of period	$204,033	$245,054

News Release
May 6, 2026

HELMERICH & PAYNE, INC.
SEGMENT REPORTING	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands, except operating statistics)	2026	2025	2025	2026	2025
NORTH AMERICA SOLUTIONS
Operating revenues	$517,245	$563,938	$599,694	$1,081,183	$1,197,839
Direct operating expenses	302,038	325,133	334,073	627,171	666,420
Depreciation and amortization	82,955	84,244	87,151	167,199	175,487
Research and development	7,115	6,408	9,502	13,523	18,943
Selling, general and administrative expense	13,401	14,022	15,484	27,423	31,294
Acquisition transaction and integration costs	—	—	34	—	34
Asset impairment charges	—	97,922	1,507	97,922	1,507
Restructuring charges	402	—	—	402	—
Segment operating income	$111,334	$36,209	$151,943	$147,543	$304,154
Financial Data and Other Operating Statistics1:
Direct margin (Non-GAAP)[2]	$215,207	$238,805	$265,621	$454,012	$531,419
Revenue days[3]	12,208	13,126	13,416	25,334	27,123
Average active rigs[4]	136	143	149	139	149
Number of active rigs at the end of period[5]	137	139	150	137	150
Number of available rigs at the end of period	203	203	224	203	224
Reimbursements of "out-of-pocket" expenses	$60,401	$72,797	$77,607	$133,198	$146,034
INTERNATIONAL SOLUTIONS
Operating revenues	218,321	$234,288	$247,909	$452,609	$295,389
Direct operating expenses	206,826	205,573	220,983	412,399	275,411
Depreciation and amortization	79,257	78,121	57,153	157,378	61,981
Selling, general and administrative expense	4,249	4,145	4,546	8,394	7,254
Acquisition transaction and integration costs	1,198	436	210	1,634	210
Asset impairment charges	26,101	—	—	26,101	—
Restructuring charges	302	1,318	—	1,620	—
Segment operating loss	$(99,612)	$(55,305)	$(34,983)	$(154,917)	$(49,467)
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$11,495	$28,715	$26,926	$40,210	$19,978
Revenue days[3]	5,492	5,444	6,198	10,936	7,887
Average active rigs[4]	61	59	69	60	43
Number of active rigs at the end of period[5]	64	59	76	64	76
Number of available rigs at the end of period	130	131	153	130	153
Reimbursements of "out-of-pocket" expenses	$12,785	$11,768	$8,470	$24,553	$10,589
OFFSHORE SOLUTIONS
Operating revenues	$171,378	$188,282	$149,080	$359,660	$178,290
Direct operating expenses	144,495	157,280	122,904	301,775	145,565
Depreciation and amortization	9,862	10,820	7,777	20,682	9,757
Selling, general and administrative expense	2,654	1,044	964	3,698	2,028
Acquisition transaction and integration costs	352	573	60	925	60
Asset impairment charges	—	2,128	—	2,128	—
Segment operating income	$14,015	$16,437	$17,375	$30,452	$20,880
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$26,883	$31,002	$26,176	$57,885	$32,725
Revenue days[3]	270	276	270	546	546
Average active rigs[4]	3	3	3	3	3
Number of active rigs at the end of period[5]	3	3	3	3	3
Number of available rigs at the end of period	4	4	7	4	7
Reimbursements of "out-of-pocket" expenses	$27,575	$39,664	$26,936	$67,239	$34,161
(1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
(2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
(3)Defined as the number of contractual days for owned and leased rigs with recognized revenue during the period.
(4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 90 days for the three months ended March 31, 2026 and March 31, 2025, 92 days for the three months ended December 31, 2025 and 182 days for the six months ended March 31, 2026 and March 31, 2025)
(5)Defined Defined as the number of rigs generating revenue at the applicable end date of the time period.

News Release
May 6, 2026

Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on reimbursement of drilling equipment, other gain (loss) on sale of assets, corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction and integration costs, corporate asset impairment charges, and corporate restructuring charges. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income (loss) has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.
The following table reconciles operating income (loss) per the information above to income (loss) before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands)	2026	2025	2025	2026	2025
Operating income (loss)
North America Solutions	$111,334	$36,209	$151,943	$147,543	$304,154
International Solutions	(99,612)	(55,305)	(34,983)	(154,917)	(49,467)
Offshore Solutions	14,015	16,437	17,375	30,452	20,880
Other	(7,397)	(1,223)	(1,375)	(8,620)	(601)
Eliminations	(2,507)	(795)	(8,463)	(3,302)	(8,361)
Segment operating income (loss)	15,833	(4,677)	124,497	11,156	266,605
Gain on reimbursement of drilling equipment	5,943	6,120	9,973	12,063	19,376
Other gain (loss) on sale of assets	1,305	(1,926)	884	(621)	(789)
Corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction and integration costs, corporate asset impairment charges, and corporate restructuring charges	(60,001)	(59,428)	(93,191)	(119,429)	(152,143)
Operating income (loss)	(36,920)	(59,911)	42,163	(96,831)	133,049
Other income (expense):
Interest and dividend income	2,155	2,758	7,257	4,913	28,998
Interest expense	(25,814)	(25,607)	(28,338)	(51,421)	(50,636)
Gain on investment securities	14,391	929	27,788	15,320	14,421
Foreign currency exchange gain (loss)	2,952	27	(6,018)	2,979	(6,921)
Other	(3,327)	(1,926)	1,596	(5,253)	1,956
Total other income (expense)	(9,643)	(23,819)	2,285	(33,462)	(12,182)
Income (loss) before income taxes	$(46,563)	$(83,730)	$44,448	$(130,293)	$120,867

News Release
May 6, 2026

NON-GAAP MEASUREMENTS

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET LOSS(**)

	Three Months Ended March 31, 2026
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net loss (GAAP basis)			$(58,609)	$(0.59)
(-) Gain on investment security	14,391	3,267	11,124	0.11
(-) International asset abandonment	(1,000)	—	(1,000)	(0.01)
(-) Acquisition transaction and integration costs	(2,738)	(300)	(2,438)	(0.02)
(-) Restructuring charges	(2,882)	(256)	(2,626)	(0.03)
(-) Changes in actuarial assumptions on estimated liabilities	(3,669)	(834)	(2,835)	(0.03)
(-) Impairment expense	(26,101)	(3,498)	(22,603)	(0.23)
Adjusted net loss			$(38,231)	$(0.38)

	Three Months Ended December 31, 2025
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net loss (GAAP basis)			$(96,706)	$(0.98)
(-) Changes in actuarial assumptions on estimated liabilities	1,607	365	1,242	0.01
(-) Gain on investment security	929	211	718	0.01
(-) Restructuring charges	(1,591)	—	(1,591)	(0.02)
(-) Acquisition transaction and integration costs	(3,405)	(386)	(3,019)	(0.03)
(-) Impairment expense	(103,086)	(23,401)	(79,685)	(0.80)
Adjusted net loss			$(14,371)	$(0.15)

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
May 6, 2026

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues (less reimbursements) less direct operating expenses (less reimbursements). Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands)	2026	2025	2025	2026	2025
NORTH AMERICA SOLUTIONS
Segment operating income	$111,334	$36,209	$151,943	$147,543	$304,154
Add back:
Depreciation and amortization	82,955	84,244	87,151	167,199	175,487
Research and development	7,115	6,408	9,502	13,523	18,943
Selling, general and administrative expense	13,401	14,022	15,484	27,423	31,294
Acquisition transaction and integration costs	—	—	34	—	34
Asset impairment charge	—	97,922	1,507	97,922	1,507
Restructuring charges	402	—	—	402	—
Direct margin (Non-GAAP)	$215,207	$238,805	$265,621	$454,012	$531,419

INTERNATIONAL SOLUTIONS
Segment operating loss	$(99,612)	$(55,305)	$(34,983)	$(154,917)	$(49,467)
Add back:
Depreciation and amortization	79,257	78,121	57,153	157,378	61,981
Selling, general and administrative expense	4,249	4,145	4,546	8,394	7,254
Acquisition transaction and integration costs	1,198	436	210	1,634	210
Asset impairment charge	26,101	—	—	26,101	—
Restructuring charges	302	1,318	—	1,620	—
Direct margin (Non-GAAP)	$11,495	$28,715	$26,926	$40,210	$19,978

OFFSHORE SOLUTIONS
Segment operating income	$14,015	$16,437	$17,375	$30,452	$20,880
Add back:
Depreciation and amortization	9,862	10,820	7,777	20,682	9,757
Selling, general and administrative expense	2,654	1,044	964	3,698	2,028
Acquisition transaction and integration costs	352	573	60	925	60
Asset impairment charges	—	2,128	—	2,128	—
Direct margin (Non-GAAP)	$26,883	$31,002	$26,176	$57,885	$32,725

News Release
May 6, 2026

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
Adjusted EBITDA and 'Select Items' are considered to be non-GAAP metrics. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. These metrics are included as supplemental disclosures as management uses them to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies.

The following table reconciles adjusted EBITDA to net income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands)	2026	2025	2025	2026	2025
Net income (loss) attributable to Helmerich and Payne, Inc.	$(58,609)	$(96,706)	$1,654	$(155,315)	$56,426
Add back:
Net income attributable to non-controlling interest	2,748	1,775	1,332	4,523	1,332
Income tax expense	9,298	11,201	41,462	20,499	63,109
Other (income) expense
Interest and dividend income	(2,155)	(2,758)	(7,257)	(4,913)	(28,998)
Interest expense	25,814	25,607	28,338	51,421	50,636
Gain on investment securities	(14,391)	(929)	(27,788)	(15,320)	(14,421)
Foreign currency exchange (gain) loss	(2,952)	(27)	6,018	(2,979)	6,921
Other	3,327	1,926	(1,596)	5,253	(1,956)
Depreciation and amortization	180,734	181,919	157,657	362,653	256,737
Acquisition transaction and integration costs	2,738	3,405	29,867	6,143	40,402
Asset impairment charges	26,101	103,086	1,844	129,187	1,844
Restructuring charges	2,882	1,591	—	4,473	—
Other (gain) loss on sale of assets	(1,305)	1,926	(884)	621	789
Excluding Select Items (Non-GAAP)
Change in actuarial assumptions on estimated liabilities	3,669	(1,607)	10,857	2,062	10,857
Gains related to an insurance claim	—	—	—	—	(2,366)
Adjusted EBITDA (Non-GAAP)	$177,899	$230,409	$241,504	$408,308	$441,312